Consent of Independent Registered Public Accounting Firm

We hereby consent to the use of our report dated January 8, 2016, on the financial statements of PostAds, Inc. for the year ended December 31, 2014 and for the period from August 26, 2013 (inception) through December 31, 2013, included herein on the registration statement of PostAds, Inc. on Amendment No. 1 to Form S-1, and to the reference to our firm under the heading “Interest of Named Experts” in the Prospectus.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.

Boca Raton, Florida

February 10, 2016